Exhibit 99.1

Galectin Therapeutics Inc. Announces New CEO

NORCROSS, Ga., June 12, 2018 (GLOBE NEWSWIRE) — Galectin Therapeutics Inc. (NASDAQ:GALT), the leading developer of therapeutics that target galectin proteins, today announced that Harold H. Shlevin, Ph.D., currently the Company’s Chief Operating Officer (COO), has been appointed Chief Executive Officer (CEO) and President to succeed Peter G. Traber, M.D., who has tendered his resignation as President, CEO and Chief Medical Officer. The transition will be effective July 6, 2018.

Board Chairman, Richard Uihlein commented “As the Company enters this next strategic phase, we are extremely pleased that Dr. Harold Shlevin, who has been Galectin’s COO since 2012, and who has extensive healthcare leadership experience, has agreed to take on the broader role of CEO at this critical juncture. Harold has significant business development experience as an executive and will be responsible for directing and overseeing the potential partnering of our NASH Phase 3 compound. Dr. Shlevin will also oversee future NASH cirrhosis trials and is responsible for the Company’s clinical trials in cancer immunotherapy and any other potential new clinical trials in other indications.”

“In conjunction with this transition, the Company has also engaged Back Bay Life Science Advisors, a Boston-based, internationally focused integrated strategy and transaction advisory organization to support the Company, and the management team in its exploration of strategic alternatives. After meeting Dr. Jonathan Gertler and his team, I look forward to my continued involvement in this process. Back Bay, management and the Board have earned and deserve my personal attention and full confidence.”, added Mr. Uihlein.

Regarding Dr. Traber, Board Chair Richard Uihlein stated, “Peter has been tireless in his efforts in guiding Galectin over the past seven years. As a distinguished scientist and hepatologist, Peter has a keen interest in conquering NASH cirrhosis, and we believe our compound, GR-MD-02, has shown tremendous potential in this regard. Peter’s clinical and scientific vision was critical to the company in reaching its current Phase 3 ready development trajectory. His recent leadership in meeting with the FDA and being allowed to proceed to clinical phase 3 has been indispensable and positions the Company for its next stage of growth and development. We thank him for his many contributions to the Company.”

Dr. Shlevin said, “I am extremely grateful for the Board’s confidence in our experienced team, many of whom I recruited to Galectin Therapeutics and worked with for many years prior to joining Galectin. It has been a personal and professional pleasure to work with Peter over the last six years, and the Company and I wish him well in his future endeavors.”

“We believe our NASH-CX Phase 2 trial was the first large, randomized clinical trial of any drug to demonstrate a clinically meaningful improvement in HVPG in NASH cirrhosis patients. With our management team and other core team members and the Board leadership under Dick Uihlein, I am confident in our ability to build value for our shareholders and advance GR-MD-02 to provide patients a treatment option for dealing with their NASH cirrhosis,” concluded Dr. Shlevin.

About Dr. Shlevin:

Dr. Shlevin is a 25-year bioscience-industry executive with broad senior management experience in development and commercialization of medical devices, pharmaceuticals, diagnostics and vaccines. As COO of Galectin Therapeutics, he was responsible for all operational aspects of the company, including regulatory affairs & quality assurance, manufacturing, clinical development, business development and commercial development.

Prior to his work at Galectin, Dr. Shlevin served Georgia Institute of Technology’s Advanced Technology Development Center (ATDC) as manager of bioscience partnering and commercialization efforts. He was also previously President and CEO of Solvay Pharmaceuticals US and a member of Solvay’s global pharmaceutical management team. He has also held senior executive positions at Bausch & Lomb Pharmaceuticals, CIBA Vision Ophthalmics (which he co-founded), and CIBA-Geigy Pharmaceuticals, amongst others. Dr. Shlevin earned a B.A. degree from Boston University and M.S. and Ph.D. degrees in physiology from the University of Rochester Medical School and postdoctoral fellowship at Mayo Foundation and Mayo Medical School.

About NASH Cirrhosis

NASH cirrhosis is the final stage in the progression of non-alcoholic steatohepatitis (NASH), a disease of the liver that affects millions of people in the U.S. and worldwide. The liver cell death and inflammation seen in NASH eventually causes progressive scarring of the liver, which eventually can result in liver cirrhosis. While the early stages of NASH can be treated by changes in lifestyle, such as losing weight and exercising, once the disease progresses to NASH cirrhosis there is no treatment available short of a liver transplant. Of the total number of individuals in the world believed to presently have NASH, it is predicted that NASH cirrhosis will eventually kill 20 million of those people.

One of the results of NASH cirrhosis is an increase in blood pressure in the portal vein that brings blood and nutrients from the digestive tract through the liver and then out to the rest of the body. As the scarring effect of cirrhosis on the liver progresses, blood flow through the liver becomes more difficult, increasing the blood pressure in the portal vein, creating varying degrees of portal hypertension. Eventually, this increase in blood pressure causes the veins connected to the liver to dilate and form esophageal varices, which are dilated veins that divert blood through the esophagus, bypassing flow through the liver. These dilated veins in the esophagus are prone to bleeding, which is a major cause of morbidity and mortality in patients with NASH cirrhosis. About half of the patients with well compensated NASH cirrhosis do not have varices, and identification of these patients is determined by endoscopy, which is included in the standard of care for all patients with cirrhosis.

About GR-MD-02

GR-MD-02 is a complex carbohydrate drug that targets galectin-3, a critical protein in the pathogenesis of fatty liver disease and fibrosis. Galectin-3 plays a major role in diseases that involve scarring of organs including fibrotic disorders of the liver, lung, kidney, heart and vascular system. The drug binds to galectin-3 proteins and disrupts its function. Preclinical data in animals have shown that GR-MD-02 has robust treatment effects in reversing liver fibrosis and cirrhosis.

About Galectin Therapeutics

Galectin Therapeutics is dedicated to developing novel therapies to improve the lives of patients with chronic liver and cancer. Galectin’s lead drug (GR-MD-02) is a carbohydrate-based drug that inhibits the galectin-3 protein that is directly involved in multiple inflammatory, fibrotic, and malignant diseases. The lead development program is in non-alcoholic steatohepatitis (NASH) with cirrhosis, the most advanced form of NASH related fibrosis. This is the most common liver disease and is believed to be one of the largest drug development opportunities available today. Additional exploratory development programs are in combination immunotherapy for advanced melanoma and other malignancies. Galectin seeks to leverage extensive scientific and development expertise as well as established relationships with external sources to achieve cost-effective and efficient development. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on management’s current expectations and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the statements. These statements include those regarding the hope that Galectin’s development program for GR-MD-02 will lead to the first therapy for the treatment of fatty liver disease with cirrhosis and those regarding the hope that our lead compounds will be successful in cancer immunotherapy. Factors that could cause actual performance to differ materially from those discussed in the forward-looking statements include, among others, that the revised management leadership may not be as effective as the predecessor structure; Galectin may not be successful in developing effective treatments and/or obtaining the requisite approvals for the use of GR-MD-02 or any of its other drugs in development; manufacturing of drug product now in scale-up may not be successful or meet regulatory expectations, the Company’s Phase 3 clinical trial, now in the initial planning stages, and any future clinical studies may not proceed and may not produce positive results in a timely fashion, if at all, and could prove time consuming and costly; plans regarding development, approval and marketing of any of Galectin’s drugs are subject to change at any time based on the changing needs of the Company as determined by management and regulatory agencies; regardless of the results of any of its development programs, Galectin may be unsuccessful in developing partnerships with other companies or raising additional capital that would allow it to further develop and/or fund any studies or trials. Galectin has incurred operating losses since inception, and its ability to successfully develop and market drugs may be impacted by its ability to manage costs and finance continuing operations. For a discussion of additional factors impacting Galectin’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause its views to change, management disclaims any obligation to update forward-looking statements.

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Investor Contact:

Galectin Therapeutics, Inc.

Jack Callicutt, Chief Financial Officer

Media Contact:

Gregory FCA

Leigh Minnier, Vice President

610-228-2108

leigh@gregoryfca.com